eHealth Enters into Cooperation Agreement with Starboard Value

eHealth to Nominate Healthcare Industry Veteran James E. Murray for Election at the 2021 Annual Meeting

New Independent Chair of the Board to be Selected Following the 2021 Annual Meeting

SANTA CLARA, CA, May 13, 2021 – eHealth, Inc. (NASDAQ: EHTH) (“eHealth” or the “Company”) today announced that it has reached an agreement with Starboard Value LP (“Starboard”) to nominate James E. Murray for election to the eHealth Board at the 2021 Annual Meeting of Shareholders. Effective today, Mr. Murray will be a Special Observer of the Board of Directors until the 2021 Annual Meeting of Shareholders is concluded.

Mr. Murray is a seasoned healthcare industry executive with 30-plus years in executive roles, serving as President and Chief Operating Officer of Magellan Health and as Chief Financial Officer and Chief Operating Officer of Humana, among others. He brings to the eHealth Board a proven ability to drive results in the commercial and Medicare markets and a strong commitment to operational excellence.

eHealth has also committed to selecting a new independent Chair of the Board, to be appointed following the 2021 Annual Meeting of Shareholders.

“This is a vital time for eHealth, as the actions we are taking to enhance our operations are starting to gain traction. We are pleased that we were able to reach this constructive resolution so we can focus fully on executing our strategic plans and capturing the significant opportunities ahead,” said Scott Flanders, Chief Executive Officer and Director of eHealth. “We welcome Jim to our Board as we continue to build on eHealth’s differentiated consumer-centric platform, serve our members and profitably grow our business. We are confident that eHealth will benefit from Jim’s insights and perspectives as we work to deliver even greater value to our shareholders.”

“I am excited to join eHealth’s Board at such an important moment in the Company’s growth,” said Mr. Murray. “The healthcare industry continues to evolve, and eHealth is well positioned as consumers look online to shop for health insurance. I look forward to leveraging my operating experience and working collaboratively with Scott and the Board to guide the Company as it continues to grow, enhance its operations and create shareholder value.”

Peter A. Feld, Managing Member of Starboard commented, “We believe eHealth is well positioned to continue winning market share and to deliver improved growth, profitability, and cash generation. We appreciate the constructive dialogue we have had with members of the Board and management team over the last several months. Jim Murray adds critical healthcare expertise and deep operational knowledge to the Board. We are pleased with his nomination along with the other recently appointed directors and governance changes. We look forward to seeing eHealth deliver improved results and value creation for all shareholders.”

With the appointment of John Hass and Cesar M. Soriano, pursuant to the terms of eHealth’s previously announced agreement with Hudson Executive Capital LP, and with Mr. Murray’s addition to the Board, the Company will have added six new directors over the last three years and its Board will consist of nine members, eight of whom are independent.

Pursuant to its agreement with the Company, Starboard has agreed to customary standstill and voting commitments, among other provisions. The full agreement between Starboard and eHealth will be filed on a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

Jack Oliver to Retire from Board of Directors

The Company also announced today that, after more than 15 years of service to eHealth, Jack Oliver will be retiring from the Board effective at the Company’s 2021 Annual Meeting of Shareholders.

“Jack has been instrumental in helping chart a course for eHealth that has resulted in market-leading returns and positioned the Company for its next phase of growth,” said Mr. Flanders. “I have personally appreciated his support and counsel throughout the years. On behalf of the Board, we wish him the very best.”

“It has been a privilege to be part of eHealth’s incredible journey,” Mr. Oliver said. “I am proud of what we have accomplished during my tenure on the Board and leave with a great sense of confidence in Scott, the Board and our management team. eHealth is a unique company, and I look forward to following its progress closely as it moves forward.”

About James E. Murray

James Murray serves as the president and chief operating officer of Magellan Health. Mr. Murray previously served in a number of executive leadership roles in the healthcare industry, including as president of PrimeWest Health, a Dallas-based company which supports physician shift to value-based care, and chief executive officer of LifeCare HealthPartners, a Dallas-based hospital system. Mr. Murray spent nearly three decades at Humana, where he held significant leadership roles, including chief financial officer and chief operating officer. Prior to joining Humana, Mr. Murray specialized in the insurance industry as a partner with Coopers & Lybrand, now PwC. Mr. Murray earned a bachelor’s degree in accounting from the University of Dayton and is a certified public accountant.

About eHealth

eHealth, Inc. (NASDAQ: EHTH) operates a leading health insurance marketplace at eHealth.com and eHealthMedicare.com with technology that provides consumers with health insurance enrollment solutions. Since 1997, we have connected more than 8 million members with quality, affordable health insurance, Medicare options, and ancillary plans. Our proprietary marketplace offers Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business and other plans from over 180 health insurance carriers across fifty states and the District of Columbia.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard seeks to invest in deeply undervalued companies and actively engage with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Advisors

Moelis & Company LLC is serving as financial advisor to eHealth and Wilson Sonsini Goodrich & Rosati, Professional Corporation and Vinson & Elkins L.L.P. are serving as its legal advisors. Olshan Frome Wolosky LLP is serving as legal advisor to Starboard Value LP.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company’s engagement with shareholders, the appointment of additional directors to the Company’s board of directors, the benefits of adding new directors, the execution by the Company of its business strategies, the growth of the Company’s business, and the creation of value for shareholders.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include those described in eHealth's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, filed with the SEC and available on the investor relations page of eHealth's website at http://www.ehealthinsurance.com and on the SEC’s website at www.sec.gov.

All forward-looking statements in this communication are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Vice President, Investor Relations
2625 Augustine Drive, Second Floor
Santa Clara, CA, 95054
650-210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

Media Relations Contact

Lara Sasken
Vice President, Communications
2625 Augustine Drive, Second Floor
Santa Clara, CA, 95054
lara.sasken@ehealth.com
www.ehealth.com